AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 22nd day of July, 2021, by and between IMPACT SHARES TRUST I (formerly, Impact Shares Funds I Trust) (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Custody Agreement dated as of April 5, 2018 (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)

The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(c)

This Amendment may be executed in any number of counterparts, either manually or by Electronic Signature, each of which will be deemed an original, and said counterparts when taken together will constitute one and the same instrument and may be sufficiently evidenced by one set of counterparts. Each party represents and warrants that the individual executing this Amendment on its behalf has the requisite authority to bind it to this Amendment including by Electronic Signature, and any such Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms. As used herein, “Electronic Signature” shall mean image, representation or symbol inserted into an electronic copy of the Amendment by electronic, digital or other technological methods. Executed counterparts may be delivered by facsimile or email.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

IMPACT SHARES TRUST I On behalf of each Series identified on Schedule II attached to the Agreement

By:	/s/ Donald J. Guiney
Name:	Donald J. Guiney
Title:	General Counsel

THE BANK OF NEW YORK MELLON

By:	/s/ Jeffrey B MoCarthy
Name:	Jeffrey B MoCarthy
Title:	Managing Director, Exchange – Traded Funds

SCHEDULE II

(Amended and Restated as of July 22, 2021)

Impact Shares NAACP Minority Empowerment ETF

Impact Shares YWCA Women’s Empowerment ETF

Impact Shares Sustainable Development Goals Global Equity ETF

Impact Shares Affordable Housing MBS ETF